                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                               KCS ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                KCS ENERGY, INC.
                          PRINCIPAL EXECUTIVE OFFICE:
                              379 THORNALL STREET
                            EDISON, NEW JERSEY 08837
                                 (732) 632-1770

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     The Annual Meeting of Stockholders of KCS Energy, Inc. (the "Meeting") will be held on May 27, 1998, in the ballroom of the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey at 10:00 a.m. local time for the following purposes:

          1. To elect two directors to serve until the Annual Meeting of Stockholders in 2001;

          2. To take action upon any other business as may properly come before the Meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 30, 1998, as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          KATHRYN M. KINNAMON
                                          Assistant Secretary

April 17, 1998

                            ------------------------

                                   IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING. PLEASE USE THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                                KCS ENERGY, INC.
                              379 THORNALL STREET
                            EDISON, NEW JERSEY 08837
                                 (732) 632-1770

                                PROXY STATEMENT

     The Proxy Statement and the accompanying Proxy Card are being mailed to stockholders, commencing April 17, 1998, in connection with the solicitation by the Board of Directors of KCS Energy, Inc. (the "Corporation" or "KCS") of proxies to be used at the Annual Meeting (the "Meeting") of the stockholders of the Corporation to be held on May 27, 1998, at the hour and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

                        PERSONS MAKING THE SOLICITATION

     This solicitation is made on behalf of the Board of Directors of the Corporation. The cost of soliciting these proxies will be borne by the Corporation, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to and solicitation of proxies from the beneficial owners of shares held by such persons. The solicitation will be initially by mail and it may later be decided to make further solicitations by mail, telephone, telex, facsimile or personal call by directors, officers and employees of the Corporation and its subsidiaries, or by use of an independent proxy solicitor.

               VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     As of March 30, 1998, there were outstanding 29,458,214 shares of the Corporation's Common Stock, which is the only class of capital stock entitled to vote at the Meeting. These shares were held by 1,102 holders of record. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Annual Meeting, holders of record of the Common Stock at the close of business on March 30, 1998, will be entitled to vote at the Meeting or any adjournment thereof.

     (a) Under the rules of the Securities and Exchange Commission, for the purpose of the following table, a beneficial owner of a security includes any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such security. To the knowledge of the Corporation, the following persons owned beneficially more than 5% of the outstanding Common Stock of the Corporation as of March 30, 1998:

                  NAME AND ADDRESS OF                     NO. OF SHARES OF      % OF CLASS
                    BENEFICIAL OWNER                        COMMON STOCK        OUTSTANDING
                  -------------------                     ----------------      -----------
Stewart B. Kean.........................................     2,744,735(1)(2)       9.32%
  P.O. Box 1
  Elizabeth, NJ 07207
Warburg Pincus Counsellors..............................     1,986,000             6.74%
  466 Lexington Avenue
  New York, NY 10017
Crabbe Huson Group, Inc.................................    1,672,5000             5.68%
  121 Southwest Morrison, Suite 1400
  Portland, OR 97204

---------------
(1) Includes shares that are allocated to the beneficial owner's account under 401(k) plans.

(2) Includes 1,025,648 shares held under certain family trusts, as to which Mr. Kean shares voting and investment power.

     (b) The following information pertains to KCS Common Stock beneficially owned, directly or indirectly, by each director and executive officer and by all directors and executive officers of KCS as a group as of March 30, 1998:

                                                       SHARES OWNED
                                                      BENEFICIALLY(1)        PERCENT OF CLASS
                                                      ---------------        ----------------
 Stewart B. Kean....................................     2,752,735(2)(3)           9.34%
 James W. Christmas.................................     1,027,112(2)(4)           3.41%
 Joel D. Siegel.....................................       191,388(2)(5)              *
 C. R. "Bob" Devine.................................       122,042(2)                 *
 Harry Lee Stout....................................        59,276(2)                 *
 Christopher A. Viggiano............................        43,388(2)                 *
 James E. Murphy, Jr. ..............................        30,884(2)                 *
 G. Stanton Geary...................................        10,254(2)                 *
 Robert G. Raynolds.................................         7,662(2)                 *
 9 Directors and Officers as a group................     4,244,741(2)             14.07%

---------------
 *  Less than 1%

(1) Unless otherwise indicated, beneficial owner has sole voting and investment power.

(2) Includes shares that (i) may be purchased as a result of options granted that are exercisable within 60 days of March 30, 1998, of 620,000, 32,500, and 27,500 shares for Messrs. Christmas, Devine and Stout, respectively, and for 8,000 shares to each of Messrs. Kean, Siegel, Viggiano and Murphy, 5,080 shares for Mr. Geary and 4,000 shares for Mr. Raynolds and (ii) are allocated to the beneficial owner's account under the Corporation's 401(k) plan.

(3) Includes 1,025,648 shares held under certain family trusts, as to which Mr. Kean shares voting and investment power.

(4) Includes 36,000 shares held in trusts established for the benefit of Mr. Christmas' children, the beneficial ownership of which is disclaimed.

(5) Includes 16,000 shares held in trusts established for the benefit of Mr. Siegel's children, the beneficial ownership of which is disclaimed.

     In December 1994, the Board of Directors adopted a policy requiring minimum levels of ownership of the Corporation's Common Stock by directors and officers of the Corporation and its subsidiaries. Within four years of appointment as officer/director, officers and directors are required to be beneficial owners of Common Stock with a market value equivalent as follows: directors -- four times their annual retainer; president and chief executive officer -- four times his annual base pay; vice presidents of KCS and presidents of its subsidiaries -- two and one-half times their annual base pay; and subsidiary vice presidents -- one-half their annual base pay.

     (c) The Corporation has not issued nor has outstanding any Preferred Stock.

                             ELECTION OF DIRECTORS

     The By-Laws of the Corporation provide that the Board of Directors shall consist of a minimum of three and a maximum of twelve directors. The Board of Directors has fixed at seven the number of directors of the Corporation. The Corporation's By-Laws also provide that the Board of Directors shall be divided into three classes with directors in each class serving three-year terms.

     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for G. Stanton Geary and Robert G. Raynolds as directors of the Corporation for three-year terms expiring at the Annual Meeting of Stockholders in 2001 or until their successors are elected or appointed. Messrs. Geary and Raynolds are presently serving as directors of the Corporation.

     Should any nominee become unable or refuse to accept nomination or election as a director, it is intended that the persons named as proxies will vote for the election of such other person for such office as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason either of the nominees might be unable or refuse to accept nomination or election. Information is set forth below regarding the principal occupation of each nominee and each of the other directors of the Corporation who will continue in office after the Meeting.

            NAME, AGE                                   PRINCIPAL OCCUPATION
           AND POSITION                                DURING LAST FIVE YEARS
           ------------                                ----------------------
G. STANTON GEARY, 63..............  Mr. Geary has served as director since 1988. He is
  Member, Audit Committee           proprietor of Gemini Associates, Pomfret, CT, a venture
                                    capital consulting firm, and was business manager of the
                                    Rectory School, Pomfret, CT from 1987 through 1997. Mr.
                                    Geary's term expires in 1998 and if re-elected, his new term will expire in 2001.

ROBERT G. RAYNOLDS, 46............  Mr. Raynolds has served as director since 1995. Mr. Raynolds
  Member, Audit Committee           has been an independent consulting geologist for several
                                    major and independent oil and gas companies from 1992 until the present and was a geologist with Amoco Production
                                    Company from 1983 until 1992. Mr. Raynolds' term expires in
                                    1998 and if re-elected, his new term will expire in 2001.

STEWART B. KEAN, 63...............  Mr. Kean has served as Chairman of the Board of Directors
  Chairman, Member,                 since 1988. Mr. Kean served as President of Utility Propane
  Executive Committee               Company, a former subsidiary, from 1965 to 1989. He is past
                                    President of the National LP Gas Association and past
                                    President of the World LP Gas Forum. He currently serves as
                                    President of the Liberty Hall Foundation. Mr. Kean's term
                                    expires in 2000.

JAMES E. MURPHY, JR., 41..........  Mr. Murphy has served as director since 1988. He heads a
  Member, Compensation              political and governmental relations consulting firm
  Committee                         offering strategic planning and management consulting
                                    services to Republican candidates nationwide, with extensive experience at the presidential, state and congressional
                                    levels. Based in Gaithersburg, MD, he also advises
                                    corporations and industry groups on strategic planning,
                                    governmental relations and grassroots lobbying projects. Mr.
                                    Murphy's term expires in 2000.

JAMES W. CHRISTMAS, 50............  Mr. Christmas has served as President, Chief Executive
  Member, Executive                 Officer and director of the Corporation since 1988. Mr.
  Committee                         Christmas' term expires in 1999.

JOEL D. SIEGEL, 56................  Mr. Siegel has served as director since 1988. He is an
  Member, Executive and             attorney with and is President of Orloff, Lowenbach,
  Compensation Committees           Stifelman & Siegel, P.A., Roseland, NJ, since 1975. Mr.
                                    Seigel's term expires in 1999.

CHRISTOPHER A. VIGGIANO, 44.......  Mr. Viggiano has served as director since 1988. He has been
  Member, Audit and                 President, Chairman of the Board and majority owner of
  Compensation Committees           O'Bryan Glass Corp., Queens, NY since December 1991, and
                                    served as Vice President and a member of the board of
                                    directors of O'Bryan Glass Corp. from 1985 to 1991. He is a
                                    Certified Public Accountant. Mr. Viggiano's term expires in
                                    1999.

     RELATIONSHIPS: Mr. Raynolds is Mr. Kean's nephew. During 1997, the Corporation retained as outside general counsel the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., of which Joel D. Siegel, a KCS director, is a member. It is the opinion of management that the professional fees charged are comparable to the fees of other law firms of similar size and expertise.

      INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     The Board of Directors held a total of ten meetings during 1997. Each director, following his election, attended all meetings of the Board of Directors and all meetings of the committees of which he is a member.

     The Board of Directors has the following committees: (i) an Executive Committee composed of Messrs. Kean, Christmas and Siegel; (ii) an Audit Committee composed of Messrs. Geary, Raynolds and Viggiano; and (iii) a Compensation Committee composed of Messrs. Murphy, Siegel and Viggiano. The Executive Committee performs the duties of the Board of Directors during intervals between regular Board meetings. The Audit Committee recommends the appointment of independent auditors, reviews the results of audit engagements and fees, and reviews the adequacy of internal controls. The Compensation Committee makes recommendations as to the compensation and certain benefits to be paid to officers and key employees of the Corporation. The Corporation has no nominating committee.

     The Audit and Compensation Committees each met two times during 1997. The Executive Committee did not meet during 1997.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is composed of three non-employee directors of the Corporation. The Committee is charged with determining the compensation for the senior executives of KCS and its subsidiaries (approximately eight persons), including the granting of awards to such executives under the various incentive compensation programs maintained by the Corporation. The Committee reviews individual performance and the performance of the Corporation and each operating subsidiary.

COMPENSATION PHILOSOPHY AND POLICIES

     The objective of the KCS executive compensation program is to motivate and reward senior executives who are responsible for realizing financial and strategic objectives which are integral to the Corporation's success and the resultant enhancement of stockholder value. The program is intended to enable the Corporation to attract, retain, motivate and reward executive talent of the highest caliber. The program is also intended to be competitive with companies which are competitors of KCS.

     The Corporation intentionally pays annual base salaries to senior executives which are at or slightly below the competitive market. The base salaries are supplemented by an annual cash incentive bonus plan (described below), which is based upon performance. The Corporation's philosophy is to have a major portion of total compensation based upon long-term results, emphasizing increased stockholder value. To this end, the Corporation utilizes stock options, stock grants and performance units. The Committee establishes targets for incentive-based compensation which the Committee believes are difficult to achieve, and will be achieved only 50% of the time. No incentive-based compensation was paid during 1996 because the Corporation changed its fiscal year end from September 30 to December 31. Consequently, results of operations for 1996 were not determined prior to the end of the calendar year. Incentive compensation based upon 1996 performance was paid in 1997. Similarly, incentive compensation based upon 1997 performance was paid in 1998.

     The Committee relies upon compensation comparisons with other companies in the industry in order to determine the competitiveness of its executive compensation program. Most of the competing companies surveyed are included in the performance graph comparing Five-Year Cumulative Stockholder Total Return (see page 12 of this Proxy Statement). From time to time, the Committee engages independent compensation experts to assist the Committee in its information-gathering and compensation-package design functions.

     Once the competitiveness and effectiveness of the Corporation's programs are evaluated, and the results of operations for the prior year are available, the Committee establishes base pay and annual and long-term incentive compensation targets. In determining salary adjustments and incentive payments for the executives (other than Mr. Christmas), the Committee also considers recommendations made by Mr. Christmas.

BASE PAY

     Effective January 1, 1997, the Company granted base salary increases to its entire senior executive group of approximately 5.4%. This included a base pay increase to Mr. Christmas of 4.8% ($15,000), increasing his base pay to $325,000. The base pay increases, while subjectively determined, considered increases in the cost of living, as well as the individual's current performance, experience, scope of responsibilities and the competitive environment for comparable positions within the industry.

ANNUAL INCENTIVE AWARDS

     The Corporation's annual cash incentive bonus program is designed to reward executives for the achievement of annual performance objectives. Each subsidiary and the Corporation as a whole are given performance targets. The bonus of each executive is expressed as a percentage of annual base pay, usually between 30% and 45%, depending on the executive's position. For results in excess of the target, the annual cash incentive award increases, up to maximum levels which are set at 50% to 80% of annual base pay, depending on the executive's position. For 1997, Mr. Christmas was entitled to 45% of base pay if the Corporation achieved its target, and a maximum of 80% of base pay, depending upon results in excess of the target. As discussed below, Mr. Christmas was paid a bonus of approximately 27% of his 1997 calendar year base pay.

     The target established for each executive is related primarily to results of operations for that executive's direct employer. That is, an executive employed by a subsidiary is given an incentive target related to that subsidiary's performance. Executives employed by KCS Energy, Inc., the parent corporation, are given a target based upon total company performance. Performance criteria are chosen for their potential contribution to the creation of stockholder value, and include earnings per share, growth in cash flow per share and growth in proved oil and gas reserves.

LONG-TERM INCENTIVE

     The Corporation uses stock options, restricted stock and performance units to reward executives, based upon the long-term performance of the Corporation or the subsidiary by which the executive is employed. For performance units, three-year targets are set. The target award level for each executive is based on the scope and complexity of that executive's position in the organization. The value of each performance unit ranges from $0 to $175, depending on the actual results as compared to the targeted results. If the targeted results are reached, the value of each performance unit is $100.

     For executives of the parent corporation, the Performance Unit Plan is based on cumulative growth in earnings per share, cash flow per share and proved oil and gas reserves for the three years beginning with the year the performance units are granted. If that cumulative target is reached, the performance units will have a value of $100 each. Performance criteria for executives employed by subsidiaries are established based upon appropriate targets relevant to each subsidiary. In this way, the performance unit program rewards executives of subsidiaries for their contribution to the long-term success of the Corporation, based upon the performance of their direct employer.

     In February 1998, the Corporation granted 1,000 performance units to Mr. Christmas and 500 performance units to each of the other three highest-paid executives with the exception of Mr. Jurand, who retired at the end of 1997. The number of units was determined subjectively, and did not result from the application of any formula or other mathematical process. The performance period for these units is the 1998-2000 period.

     Under the Corporation's 1992 Stock Plan, officers and key employees of the Corporation are eligible to receive grants of stock options, restricted stock and bonus stock. Restricted stock and bonus stock are used primarily in rewarding and motivating employees below the executive level for their contribution to the long-term success of the Corporation; however, grants may also be made to executives, at the Committee's discretion.

     The Corporation uses annual grants of stock options to closely align executives' financial interests with those of stockholders. In February 1998, the Committee awarded 50,000 stock options to Mr. Christmas and 10,000 each to Messrs. Devine and Stout. The number of options was determined subjectively, not by the application of any formula or other mathematical process. The Committee considered individual and overall

Corporation or subsidiary performance in determining the final number of options granted. All options granted to date have been non-qualified stock options at fair market value as of the date of grant, and generally vest either one-third or one-fourth per year beginning one year after the grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee applies the same philosophy in determining the compensation of the chief executive officer, Mr. Christmas, as it applies to other executives; that is, to maintain base salary at or slightly below market, with emphasis placed on incentive compensation.

     In keeping with the policy to limit base salary increases to reflect primarily increases in the cost of living, Mr. Christmas received a base pay increase of 4.8% to $325,000, maintaining Mr. Christmas' base salary in line with, but still below, that of the peer group.

     In March 1998, Mr. Christmas was paid an $86,775 annual incentive bonus, representing approximately 27% of calendar year base pay. While earnings per share and cash flow per share were below the target level, oil and gas reserve increases exceeded the level of performance the Committee established for 1997. The Committee also considered other factors, including the integration of the Medallion Acquisition and the successful completion of both a public equity and debt financing which strengthened the Corporation's financial position.

     In February 1998, the Committee granted Mr. Christmas 50,000 stock options under the Corporation's 1992 Stock Plan. The Committee also granted Mr. Christmas 1,000 performance units under the Corporation's Performance Unit Plan, which ties into the achievement of long-term strategic initiatives. The targeted goal under the performance unit plan for Mr. Christmas is based on cumulative growth in earnings per share, cash flow per share and proved oil and gas reserves for the three years ending December 31, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Joel D. Siegel, Chair of the Committee, is a member of the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., general legal counsel to the Corporation.

COMPENSATION COMMITTEE MEMBERS

           Joel D. Siegel, Chair
           James E. Murphy, Jr.
           Christopher A. Viggiano

                               EXECUTIVE OFFICERS

     In addition to Mr. Christmas, who is also a director of the Corporation, the following persons served as executive officers of the Corporation at the discretion of the Board of Directors throughout 1997:

            NAME                              POSITION                 AGE
            ----                              --------                 ---
Henry A. Jurand.............  Senior Vice President, Chief Financial   48
                              Officer and Secretary of KCS
C. R. "Bob" Devine..........  Vice President, Oil and Gas Operations   51
                              of KCS, and President, KCS Resources,
                                Inc., the Corporation's Gulf
                                Coast-based oil and gas subsidiary
Harry Lee Stout.............  President, KCS Energy Services, Inc.,    50
                              KCS Energy Marketing, Inc., and KCS
                                Michigan Resources, Inc., the
                                Corporation's volumetric production
                                payment subsidiaries

     Henry A. Jurand. Mr. Jurand was named Senior Vice President effective March 1997 and served as Vice President of KCS from September 1990, as Chief Financial Officer since January 1996, as Treasurer from March 1991 to December 1995 and as Secretary since February 1992. Mr. Jurand retired effective December 31, 1997.

     C. R. "Bob" Devine. Mr. Devine was named Vice President, Oil and Gas Operations of the Corporation in December 1992 and President of KCS Resources, Inc., a subsidiary engaged in oil and gas exploration and production, in December 1993. He has been employed by KCS and its predecessor companies since 1974.

     Harry Lee Stout. Mr. Stout has served as President of KCS Energy Marketing, Inc. since August 1991. He was named President of KCS Michigan Resources, Inc. in November 1995 and President of KCS Energy Services, Inc. in September 1996. He also served as President of the Corporation's natural gas marketing and transportation subsidiaries from August 1991 until the discontinuation of these operations in 1997.

                             EXECUTIVE COMPENSATION

     The following tables and discussion, based on December 31 year-end periods, summarize the compensation of the chief executive officer of the Corporation and each executive officer of the Corporation whose combined total annual salary and bonus is greater than $100,000 for 1997.

                           SUMMARY COMPENSATION TABLE

           (a)                (b)         (c)          (d)             (e)             (f)           (g)          (h)
                                                                                       LONG-TERM COMPENSATION AWARDS
                                                                                   --------------------------------------
                                                                                    RESTRICTED    OPTIONS/    PERFORMANCE
                            CALENDAR               PERFORMANCE    OTHER ANNUAL     STOCK & CASH     SARS       UNIT PLAN
    NAME AND POSITION         YEAR     SALARY($)    AWARD($)     COMPENSATION($)    AWARDS($)     AWARDS(#)    AWARDS($)
    -----------------       --------   ---------   -----------   ---------------   ------------   ---------   -----------
James W. Christmas........    1997      325,000       86,775           --                 --       80,000           --
  President and Chief         1996      310,000      250,000           --                 --           --           --
  Executive Officer           1995      298,000       50,000           --                 --       80,000       87,500

Henry A. Jurand...........    1997      170,000           --           --                 --       40,000           --
  Senior Vice President,      1996      160,000      100,000           --                 --           --           --
  Chief Financial Officer     1995      149,800       50,000           --                 --       30,000       43,750
  and Secretary

C.R. "Bob" Devine.........    1997      200,000       34,000           --                 --       20,000           --
  Vice President, Oil         1996      190,000       20,000           --                 --           --           --
  and Gas Operations,         1995      183,000       20,000           --             48,500       30,000       43,750
  and President,
  KCS Resources, Inc.

Harry Lee Stout...........    1997      165,000       35,000           --                 --       20,000           --
  President, KCS Energy       1996      156,700       42,750           --                 --           --           --
  Marketing, Inc.,            1995      156,700       10,000           --                 --       30,000        8,000
  KCS Michigan Resources,
  Inc. and KCS Energy
  Services, Inc.

           (a)                    (i)

                               ALL OTHER
    NAME AND POSITION       COMPENSATION($)
    -----------------       ---------------
James W. Christmas........       9,327
  President and Chief           13,787
  Executive Officer             11,169
Henry A. Jurand...........       9,402
  Senior Vice President,        13,787
  Chief Financial Officer       11,154
  and Secretary
C.R. "Bob" Devine.........       9,295
  Vice President, Oil           13,787
  and Gas Operations,           11,169
  and President,
  KCS Resources, Inc.
Harry Lee Stout...........       9,261
  President, KCS Energy         13,787
  Marketing, Inc.,              11,169
  KCS Michigan Resources,
  Inc. and KCS Energy
  Services, Inc.

---------------
NOTES:

(1) The amounts set forth in column (d) represent performance awards which were paid in March 1998 and March 1997 for performance during 1997 and 1996, and in December 1995 for performance during the fiscal year ended September 30, 1995. Awards were paid to all recipients based on attainment of and growth of the Corporation and its various operating divisions.

(2) The amount set forth in column (f) for Mr. Devine reflects a restricted cash award of $30,000 and 16,800 shares of restricted stock, both vesting one-third each year on December 2, 1993, 1994 and 1995.

(3) The amounts set forth in column (g) represent the number of stock options granted in the year under the KCS Energy, Inc. 1992 Stock Plan. See the table entitled "Option/SAR Grants in Last Fiscal Year."

(4) Effective in 1996 the Performance Unit Plan Award amounts set forth in column (h) were awarded pursuant to the KCS Performance Unit Plan in March for performance during the previous three years. Since the minimum target results were not achieved for the 1995-1997 and the 1994-1996 periods, no awards were paid in March 1998 and March 1997. In December 1995, performance units were awarded for performance during the previous three fiscal years ended September 30. See the table entitled "Long-Term Incentive
    Plan -- Awards in Last Fiscal Year."

(5) Amounts shown in column (i) represent amounts contributed by the Corporation as 50% matching contributions for up to the first 6% of base salary contributed by the named individual to the KCS Savings and Investment Plan and the pro rata share of the Corporation's discretionary profit sharing contribution each fiscal year made on behalf of the named individual to the KCS Savings and Investment Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

              (a)                      (b)             (c)            (d)              (e)             (f)              (g)
                                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                                      @ ASSUMED ANNUAL RATES
                                                                                                    OF STOCK PRICE APPRECIATION
                                                                                                          FOR OPTION TERM
                                                                                                  -------------------------------
                                                                                                  IF STOCK PRICE   IF STOCK PRICE
                                                                                                    AT $27.28        AT $43.45
                                    OPTIONS/       % OF TOTAL                                        IN 2007          TO 2007
                                      SARS           GRANTED        EXERCISE       EXPIRATION     --------------   --------------
       NAME AND POSITION             GRANTED        IN FY 97         PRICE            DATE              5%              10%
       -----------------         ---------------   -----------   --------------   -------------   --------------   --------------
All Stockholders' Stock                 N/A           N/A               N/A              N/A       $310,312,384     $786,392,508
  Appreciation.................

James W. Christmas.............      80,000            23%           $16.75          2/26/07       $    842,719     $  2,135,615
  President and Chief Executive
  Officer

Henry A. Jurand................      40,000            11%           $16.75         12/31/97       $         --     $         --
  Senior Vice President, Chief
  Financial Officer and
  Secretary

C.R. "Bob" Devine..............      20,000             6%           $16.75          2/26/07       $    210,680     $    533,904
  Vice President, Oil and Gas
  Operations, and President,
  KCS Resources, Inc.

Harry Lee Stout................      20,000             6%           $16.75          2/26/07       $    210,680     $    533,904
  President, KCS Energy
  Marketing, Inc., KCS Michigan
  Resources, Inc. and KCS
  Energy Services, Inc.

---------------
NOTES:

(1) All options are granted under the KCS Energy, Inc. 1992 Stock Plan.

(2) The exercise price for all options granted during 1997 is equal to the fair market value of the Common Stock on the date of the grant, February 26, 1997. The options granted become exercisable in one-fourth increments at the end of each year following the date of the grant. Exercise rights and expiration dates may be affected by the death, retirement, termination of employment or disability of an optionee.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION/SAR VALUES TABLE

              (a)                     (b)           (c)            (d)            (e)            (f)            (g)
                                                                       NUMBER OF                VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS/SARS        IN-THE-MONEY OPTIONS/
                                    SHARES                          AT FY 97-END(#)            SARS AT FY 97-END($)(3)
                                   ACQUIRED        VALUE      ----------------------------   ---------------------------
       NAME AND POSITION          ON EXERCISE   REALIZED(1)   EXERCISABLE(2) UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
       -----------------        --------------- -----------   -------------- -------------   -----------   -------------
James W. Christmas.............         --      $       --       600,000        140,000      $10,299,700    $1,160,000
  President and Chief Executive
  Officer
Henry A. Jurand................     69,200      $1,023,419            --             --      $        --    $       --
  Senior Vice President, Chief
  Financial Officer and
  Secretary
C.R. "Bob" Devine..............     63,900      $  771,734        27,500         45,000      $   335,000    $  428,750
  Vice President, Oil and Gas
  Operations, and President,
  KCS Resources, Inc.
Harry Lee Stout................     45,000      $  572,578        22,500         42,500      $   277,969    $  395,000
  President, KCS Energy
  Marketing, Inc., KCS Michigan
  Resources, Inc. and KCS
  Energy Services, Inc.

---------------
NOTES:

(1) Market value of underlying securities at exercise minus the exercise price.

(2) Options granted to these executives under the Corporation's stock plan become exercisable in equal installments over a period of four years from the date of grant.

(3) Market value of underlying securities at December 31, 1997 ($20.75 per share), minus the exercise price.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                (A)                                                              (D)        (E)        (F)
                                             (B)                 (C)             ESTIMATED FUTURE PAYOUTS
                                          NUMBER OF          PERFORMANCE      -------------------------------
         NAME AND POSITION            PERFORMANCE UNITS        PERIOD         THRESHOLD    TARGET    MAXIMUM
         -----------------            -----------------   -----------------   ---------   --------   --------
James W. Christmas.................         1,000             FY 97-99         $25,000    $100,000   $175,000
  President and Chief Executive
  Officer

Henry A. Jurand....................           500             FY 97-99              --          --         --
  Senior Vice President, Chief
  Financial Officer and Secretary

C.R. "Bob" Devine..................           500             FY 97-99          12,500      50,000     87,500
  Vice President, Oil and Gas
  Operations, and President, KCS
  Resources, Inc.

Harry Lee Stout....................           500             FY 97-99          12,500      50,000     87,500
  President, KCS Energy Marketing,
  Inc., KCS Michigan Resources,
  Inc. and KCS Energy Services,
  Inc.

---------------
NOTES:
(1) The KCS Performance Unit Plan is designed to promote the profitable growth of the Corporation through awards of performance units which become cash awards at the end of a period of years, currently three years. The Compensation Committee of the Board of Directors establishes separate performance criteria for each executive. Performance criteria consider attainment of certain financial goals and are based on reasonable accounting measures, including but not limited to, growth in earnings per share, cash flow and proved oil and gas reserves for corporate executives and growth in subsidiary operating income, cash flow and proved oil and gas reserves for subsidiary executives. The value of each performance unit could range from $0 to $175 depending on the attainment of performance criteria.

(2) The awards described above provide for the payments indicated in column (e) if targeted three-year cumulative targets are achieved. The potential payments indicated in column (d) are the awards payable if the minimum approved three-year targets are achieved. The potential payments indicated in column (f) are the maximum awards payable if three-year cumulative targets are exceeded.

COMPENSATION OF DIRECTORS

     Directors who are not executive officers of KCS were paid an annual retainer of $20,000 (paid one-half in cash and one-half in Common Stock) in 1997. Directors who are not executive officers were paid $1,500 for each meeting of the Board of Directors and $1,000 for each committee meeting attended during 1997. KCS also reimburses directors for expenses they incur in attending board and committee meetings.

     There was no other compensation paid or distributed in 1997 to any of the directors who are not executive officers of KCS, except for a non-preferential discount of $12,075, $8,185, and $1,025 on the purchase of shares of KCS Common Stock through the KCS Employee Stock Purchase Program by Mr. Kean (6,000 shares), Mr. Siegel (6,000 shares) and Mr. Raynolds (500 shares), respectively.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen, LLP, 1345 Avenue of the Americas, New York, NY 10105, independent certified public accountants, have been auditors of the Corporation since its inception on June 1, 1988. They have been selected by the Board of Directors, upon recommendation of its Audit Committee, to serve as independent public accountants for the Corporation and its subsidiaries for 1998.

     It is expected that representatives of Arthur Andersen, LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions raised at the Meeting or submitted in writing before the Meeting.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Corporation's Common Stock to the New York Stock Exchange ("NYSE") Market Value Index and to a Peer Group (which includes American Exploration Company, Apache Corporation, Arch Petroleum Inc., Burlington Resources Inc., Cabot Oil & Gas Corporation, Devon Energy Corporation, Forest Oil Corp., Helmerich & Payne, Inc., Kelley Oil & Gas Corporation, Louisiana Land & Exploration Company, Mitchell Energy & Development Corp., Noble Affiliates, Inc., Nuevo Energy Company, Patina Oil and Gas, Plains Resources, Inc., Pogo Producing Company, Snyder Oil Corporation, Tom Brown, Inc., Wainoco Oil Corporation and Wiser Oil Company) for the last five fiscal years. In October 1997, American Exploration Company merged into Louis Dreyfus Natural Gas and Louisiana Land and Exploration Company merged with Burlington Resoures, Inc. Gerrity Oil & Gas Co. (merged with certain assets of Snyder Oil Corporation to form Patina Oil and Gas Corporation in May 1996), Mesa Inc. and Parker & Parsely Petroleum Company (Mesa Inc. and Parker & Parsely Petroleum Company merged in August 1997 to form Pioneer Natural Resources Corp.) were deleted from the Peer Group. Patina Oil & Gas Corporation and Tom Brown, Inc. were added to the Peer Group. The graph assumes that the value of the investment in the Corporation's Common Stock and each index was $100 at January 1, 1993, and that all dividends were reinvested.

                 FIVE-YEAR CUMULATIVE STOCKHOLDER TOTAL RETURN
                             (DOLLARS IN THOUSANDS)

        MEASUREMENT PERIOD             KCS ENERGY          PEER GROUP             BROAD
      (FISCAL YEAR COVERED)                INC                                   MARKET
I                                        100.00              100.00              100.00
1993                                     252.30              119.45              113.45
1994                                     153.83              106.22              111.33
1995                                     143.05              125.03              144.36
1996                                     342.80              174.26              173.90
1997                                     399.27              171.58              228.78

                                 ANNUAL REPORT

     Included with this Proxy Statement is the Annual Report for 1997. Stockholders are referred to this report for financial and other information on the activities of the Corporation. Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 17 through 23 and the consolidated financial statements of the Corporation on pages 25 through 43 of the Annual Report are incorporated herein by reference. The remainder of the Annual Report is not to be considered a part of this Proxy Statement.

     THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) TO A BENEFICIAL OWNER OF ITS SHARES UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. PLEASE WRITE TO CORPORATE SECRETARY, KCS ENERGY, INC., 379 THORNALL STREET, EDISON, NJ 08837.

                             REVOCABILITY OF PROXY

     The form of proxy enclosed is for use at the Meeting if a stockholder will be unable to attend in person. The proxy may be revoked by a stockholder at any time before it is exercised. All shares represented by valid proxies received prior to the Meeting, pursuant to this solicitation and not revoked before they are exercised, will be voted. Pursuant to Delaware statutes, the presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the Secretary of the Meeting prior to the voting of such proxy.

                                 VOTE REQUIRED

     The number of affirmative votes necessary for the election of directors is a plurality of the shares of the Corporation's Common Stock present or represented by proxy and voted at the Meeting.

                             STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at the 1999 Annual Meeting, it must be received by the Secretary of the Corporation at 379 Thornall Street, Edison, NJ 08837, not later than January 27, 1999, in order to be eligible for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting. Such proposals must meet all the requirements of the Securities and Exchange Commission in order to be eligible for inclusion in the Corporation's 1999 Proxy materials. Among such requirements, at the time of submission of the proposal, the submitting stockholder must be the record or beneficial owner of 1% or $1,000 in market value of the Corporation's Common Stock for at least one year.

                       SECURITIES EXCHANGE ACT COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors and persons who own more than 10% of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Corporation's review of the copies of such Forms it has received, the Corporation believes that all its executive officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1995, 1996 and 1997.

                                 OTHER BUSINESS

     Management does not intend to present and does not have any reason to believe that others will present at the Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the person acting under the proxy.

                                          By Order of the Board of Directors

                                          Kathryn M. Kinnamon
                                          Assistant Secretary

Edison, New Jersey
April 17, 1998

                                KCS ENERGY, INC.
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 27, 1998

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

   The undersigned hereby appoints James W. Christmas and Frederick Dwyer, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on May 27, 1998 and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. The proxies are instructed to vote as follows:

1. Election of the Board's nominees                     With-
   for Director                              For        hold        Except
                                            /  /        /  /         /  /
   G. STANTON GEARY
   ROBERT G. RAYNOLDS

INSTRUCTION: To withhold authority to vote for an individual nominee, check the box labeled "Except" and write that nominee's name in the space provided below.

-------------------------------------------------------------------------------
                (the Board of Directors recommends a vote "FOR")

2. To take action upon any other business as may properly come before the meeting.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ---------------------> /  /

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR THE BOARD'S NOMINEES.

Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

Please be sure to sign and date this Proxy in the box below.    Date
                                                                ---------------

----------------------               -----------------------------
Stockholder sign above               Co-holder (if any) sign above

 * DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. *
                                KCS ENERGY, INC.

-------------------------------------------------------------------------------
Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
-------------------------------------------------------------------------------